CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Convertible Securities Fund:

We consent to the use of our report, dated December 14, 2012, included herein, with respect to the financial statements of Putnam Convertible Securities Fund, and to the references to our firm under the captions Financial Highlights in the prospectus and Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
February 22, 2013